UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e) On November 9, 2012, Best Buy Co., Inc. (“Best Buy” or the “registrant”) appointed Sharon McCollam, 50, as its Executive Vice President, Chief Administrative Officer and Chief Financial Officer. Ms. McCollam will report directly to Mr. Hubert Joly, the registrant's President and Chief Executive Officer. The registrant expects that Ms. McCollam's employment will commence on or about December 10, 2012 (the “Commencement Date”).

Ms. McCollam served as executive vice president, chief operating and chief financial officer of Williams-Sonoma Inc. from July 2006 until her retirement in March 2012. At Williams-Sonoma, she was responsible for the long-term strategic planning activities of the company and oversaw multiple key functions, including global finance, treasury, investor relations, information technology, real estate, store development, corporate operations and human resources. Ms. McCollam held various executive leadership roles, including principal accounting officer, at Williams-Sonoma from March 2000 to July 2006. Prior to her time at Williams-Sonoma, Ms. McCollam served as chief financial officer of Dole Fresh Vegetables Inc. from 1996 to 2000 and in various other finance-related leadership positions at Dole Food Company Inc. from 1993 until 1996.

Ms. McCollam is a member of the board of directors of Sutter Health, a nonprofit network of hospitals and doctors in Northern California (since January 2012), Privalia Venta Directa, S.A., a European online retailer of apparel and accessories (since September 2012), and Art.com, an online specialty art retailer (since July 2012). Ms. McCollam served as a member of the board of directors of OfficeMax Incorporated from July to November 2012, Williams-Sonoma from 2010 until March 2012 and Del Monte Foods Company from 2007 until 2011. Ms. McCollam is a graduate of the University of Central Oklahoma and is a Certified Public Accountant.

Ms. McCollam has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. McCollam's appointment, the registrant entered into an employment agreement with Ms. McCollam dated November 9, 2012 (the “Agreement”), which will become effective as of the Commencement Date. The principal terms of the Agreement are described below.

Annual Compensation

Subject to, and effective upon commencement of, employment with the registrant, the material elements of Ms. McCollam's annual compensation will be as follows:

Base Salary. Ms. McCollam will receive an initial annual base salary of $925,000.

Annual Bonus Opportunity. Ms. McCollam will be eligible for a bonus under the registrant's Short-Term Incentive Plan (“STI Plan”) beginning in fiscal 2014 and for each succeeding fiscal year at a target annual bonus opportunity equal to 150% of her then current base salary, with a maximum bonus of 300% of her base salary. Ms. McCollam's fiscal 2013 award will have a value of no less than $231,250, less tax withholding, representing her target amount pro-rated to the Commencement Date.

Long-Term Incentive Compensation. Ms. McCollam will be eligible for an annual long-term incentive compensation award in fiscal 2014 and subsequent years under the registrant's 2004 Omnibus Stock and Incentive Plan (the “LTI Plan”) consistent with awards to other senior executives. Ms. McCollam's fiscal 2014 award will not be less than $4,050,000, less applicable tax withholding, in the form of one-third time-based restricted shares, one-third stock options, and one-third performance units. All awards granted in fiscal years following fiscal 2014 will be determined and granted in the discretion of the Compensation Committee of the Board.

Sign On Awards. As an incentive to join the registrant, Ms. McCollam will receive $500,000 within 60 days of the Commencement Date and a grant consisting of one-third time-based restricted shares, one-third stock options and one-third performance shares under the registrant's LTI Plan with a total grant date value of $4,000,000. The time-based restricted shares and stock options will vest in one-third installments on the anniversary of the Commencement Date for three years, subject to Ms. McCollam's continued employment with the registrant. The performance shares will be subject to goals based on the performance of the registrant over a three-year period commencing on October 1, 2012, and a three-year cliff time-vesting ending on the last day of the performance period.

Ms. McCollam will also be eligible to participate in all existing benefit plans and perquisites generally available to the registrant's senior executives.

Employment Termination

Sign On Awards. If Ms. McCollam is terminated for any reason other than (1) a termination without “Cause” (as defined in the Agreement) or (2) a resignation for “Good Reason” (as defined in the Agreement) prior to the first anniversary of the Commencement Date, then the cash portion of her Sign On Award must be repaid to the registrant. If the registrant terminates Ms. McCollam's employment without “Cause”, she resigns for “Good Reason” or her employment terminates due to her death or disability at any time, any unvested restricted stock units and stock options will become fully vested, and the performance shares will vest on a pro rata basis based on the number of days Ms. McCollam was employed during the performance period and achievement of performance goals through the date of termination. In the event of a termination for “Cause,” any vested but unexercised stock options will be forfeited and cancelled, and any unvested restricted stock units or unearned performance shares will be forfeited and cancelled. All other vested equity would be retained by Ms. McCollam, subject to clawback obligations, as required by law, regulation or stock exchange listing requirement.

Change in Control

In the event of Ms. McCollam's termination by the registrant without “Cause” or voluntary termination for "Good Reason" upon or within one year after a “Change of Control” of the registrant (as defined in the Agreement), or in anticipation of or in connection with a change in control, Ms. McCollam would be entitled to the benefits provided in the registrant's Severance Plan, except that she will be entitled to receive cash severance in an amount equal to two times the sum of her base salary plus target bonus, and she will be entitled to a pro rata annual bonus for the fiscal year in which such termination occurs determined based on actual performance in accordance with the STI Plan for such year.

 Restrictive Covenants

In consideration for the payments and benefits provided under the Agreement, Ms. McCollam is subject to reasonable and necessary restrictive covenants to protect the registrant, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the registrant's employees.

The foregoing description of the principal terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed with this report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 10.1 is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated November 9, 2012, between the registrant and Sharon McCollam.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: November 15, 2012	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

4